Ex - 99(d2)

                                                                    EXHIBIT (d2)
                                                                    ------------


                                AMENDED EXHIBIT A
                                     TO THE
                          JULIUS BAER INVESTMENT FUNDS
                          INVESTMENT ADVISORY AGREEMENT

         This Exhibit A dated as of October 2, 2002, as amended December 11, 2002, is Exhibit A to the Investment Advisory Agreement dated as of October 2, 2002, between Julius Baer Investment Management Inc. and Julius Baer Investment Funds.

---------------------------------------- -------------------------------------- --------------------------------------
NAME OF FUND                             FEE (AS A PERCENTAGE OF                EFFECTIVE DATE OF
                                         NET ASSETS)                            AGREEMENT
---------------------------------------- -------------------------------------- --------------------------------------
Global High Yield Bond Fund              .75%                                   November 1, 2002
---------------------------------------- -------------------------------------- --------------------------------------
International Equity Fund                .90%                                   February 28, 2003
---------------------------------------- -------------------------------------- --------------------------------------
Global Income Fund                       .65%                                   February 28, 2003
---------------------------------------- -------------------------------------- --------------------------------------